Exhibit
23.1
Form SB-2
Ogden Golf Co. Corporation




                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 12, 2002, relating to the financial statements of Ogden Golf Co. Corporation, as of June 30, 2002 and 2001 and for the years then ended. We also consent to the reference to us under the caption "Experts" in the Prospectus.






/s/ Wisan, Smith, Racker & Prescott, LLP
Salt Lake City, Utah
August 5, 2003